EXHIBIT 10.9

Description of the verbal loan agreement between Jure Perko and Capstone Systems Inc. (the "Company")

Jure Perko, our sole officer and director, has informally agreed to advance funds to allow the Company to pay for professional fees, including fees payable in connection with the filing of the Company's Registration Statement on Form S-1 and operation expenses. Mr. Perko has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.